Exhibit 99.3

September 25, 2008

FHLBank San Francisco Informed that Advances to Washington Mutual Assumed by JPMorgan Chase

San Francisco - JPMorgan Chase announced today that it has acquired the deposits, assets, and certain liabilities of Washington Mutual's banking operations.

The Federal Home Loan Bank of San Francisco was informed that JPMorgan Chase has assumed the advances outstanding from the Bank to Washington Mutual Bank.

About the Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada. The Federal Home Loan Bank of San Francisco is one of 12 regional banks in the FHLBank System.

Contact:
Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com